Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Evoke Pharma, Inc.

Solana Beach, California

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-200176) and Form S-8 (No. 133-191518) of Evoke Pharma, Inc. of our report dated March 15, 2017, relating to the financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California

March 15, 2017